Exhibit 1.1
                                                                 EXECUTION COPY


                               MIRANT CORPORATION

                             UNDERWRITING AGREEMENT

                For Purchase of 60,000,000 Shares of Common Stock




                                                              December 20, 2001

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY  10010-3629
      as the Underwriter

Ladies and Gentlemen:

Mirant Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston (the "Underwriter") 60,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company (the "Shares").

     1. Registration Statement and Prospectus: The Company prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 333-64158) under the Act (the "Registration Statement"), including the combined prospectus therein relating to debt securities, preferred stock, depositary shares, common stock and associated preferred stock purchase rights, warrants, stock purchase contracts and stock purchase units. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it became effective, and as supplemented or amended prior to the execution of this Agreement, including such documents that are, or are deemed to be, incorporated by reference therein. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented by a prospectus supplement specifying the plan of distribution of the Shares, as filed with the Commission pursuant to Rule 424(b) under the Act. The date of the Prospectus shall herein refer to the date of the prospectus supplement.

     2. Purchase and Sale: Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per share of $12.65, the Shares.

     3. Offer of Shares: The Company has been advised by you that you propose to make an offering of the Shares on the terms and subject to the conditions and in the manner set forth in the Prospectus.

     4. Payment and Delivery:

     (a) The Shares to be purchased by the Underwriter hereunder, in definitive or electronic form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriter, through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriter at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of the Underwriter, Eleven Madison Avenue, New York, NY (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Shares, 9:30 a.m., New York, New York time, on December 26, 2001 or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Shares is herein called the "Time of Delivery".

     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 5(b) hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 5(b)(v) hereof, will be delivered at the offices of Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, NW, Washington DC 20036 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York, New York time, on the Business Day immediately preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Atlanta, Georgia are generally authorized or obligated by law or executive order to close.

     5.  Conditions  of  Underwriters'  Obligations:   The  obligations  of  the
Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company herein contained at the Time of Delivery, and to the following other conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

     (b) That, at the Time of Delivery, the Underwriter shall be furnished the following opinions and letter, with such changes therein as may be agreed upon by the Company and the Underwriter.

          (i) Opinion of Gibson, Dunn & Crutcher LLP, of Washington, DC, counsel to the Company, substantially in the form attached hereto as Exhibit 1.

          (ii) Opinion of Shearman & Sterling, of New York, New York, counsel to the Underwriter, substantially in the form attached hereto as
               Exhibit 2.

          (iii)On the date of the First Time of Delivery, Arthur Andersen LLP shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter.

          (iv) A letter dated as of any subsequent Time of Delivery from Arthur Andersen LLP, which shall confirm the statements made in the letter dated the date of the First Time of Delivery from Arthur Andersen LLP being delivered to the Underwriter pursuant to clause (iii) above, in form and substance satisfactory to the Underwriter.

          (v) Such documents relating to the Company's corporate existence and its authorization and execution of this Agreement, as the Underwriter may reasonably request.

     (c) That, prior to the Time of Delivery, there shall have been no material adverse change in the business, properties or financial condition of the Company from that set forth in or contemplated by the Prospectus, and that the Company shall, at the Time of Delivery, have delivered to the Underwriter a certificate to such effect of an executive officer of the Company.

     (d) The Company has obtained and delivered to the Underwriter executed copies of a lock-up agreement attached hereto as Annex A hereto from A.W. Dahlberg and from each of the executive officers who are members of the Company's Management Council, addressed to the Underwriter.

     (e) The Shares to be delivered at the Time of Delivery shall have been duly listed for trading on the New York Stock Exchange subject to official notice of issuance.

     (f) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or prior to the Time of Delivery by the terms hereof.

     6. Certain Covenants of the Company: In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

     (a) To prepare the Prospectus and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to furnish to the Underwriter one manually signed copy of the Registration Statement and all amendments thereto; to advise the Underwriter promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, promptly to use reasonable efforts to obtain the withdrawal of such order.

               The Company will furnish to the Underwriter, without charge, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto) as the Underwriter may reasonably request.

     (b) If, in the opinion of counsel to the Underwriter, the delivery of a prospectus is required under the Act at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which the statements are made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify the Underwriter and upon the Underwriter's request to forthwith amend or supplement the Prospectus by furnishing, at its own expense, to the Underwriter and to dealers (whose names and addresses are furnished to the Company by the Underwriter) to whom Shares may have been sold by the Underwriter and, upon request, to any other dealers making such request, as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or supplements thereto so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances under which the statements are made, be misleading. If, in the opinion of counsel to the Underwriters, the delivery of a prospectus is required under the Act in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, at the Underwriter's request, but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

     (c) During such time as the Underwriter is required to deliver a Prospectus pursuant to Section 5 of the Act, the Company will prepare and file with the Commission the documents required to be filed pursuant to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

     (e) The Company will cooperate with the Underwriter to qualify the Shares for offer and sale under the securities or "blue sky" laws of such states and other jurisdictions as the Underwriter may reasonably request and to pay filing fees, reasonable attorneys' fees and disbursements in connection therewith in an amount not exceeding $15,000 in the aggregate (including filing fees and disbursements paid or incurred prior to the date this Agreement becomes effective); provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

     (f) The Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including (i) the preparation of the Prospectus (including financial statements) and any amendments or supplements thereto, (ii) the preparation and printing of Share certificates, (iii) the issuance and delivery of the Shares to the Underwriter (other than transfer taxes),
          (iv) the furnishing of the opinions, letter and certificate referred to in Section 5(b) hereof (other than the opinion referred to in Section 5(b)(ii) hereof), and in the amounts agreed pursuant to separate agreements. It is understood that the Underwriter shall be solely responsible to pay all fees and expenses of counsel to the Underwriter, and that the Company shall not be liable to reimburse the Underwriter for such fees and expenses.

     (g) If the Underwriter shall not take up and pay for the Shares due to the failure of the Company to comply with any of the conditions specified in Section 5 hereof, the Company shall reimburse the Underwriter for all of their reasonable out-of-pocket accountable expenses incurred in connection with the financing contemplated by this Agreement.

     (h)  During  a period  of 90 days  from  the  date of the  Prospectus,  the
          Company will not, without the prior written consent of the Underwriter, offer or sell (or grant any option or warrant to offer or sell) Common Stock of the Company or any security convertible into or exchangeable for Common Stock of the Company or any securities substantially similar to the shares of Common Stock of the Company; provided, however, that the foregoing shall not apply to any shares issuable pursuant hereto or the issuance, offer, sale or grant of securities or options or warrants to purchase any securities pursuant to any trading plan or employee compensation or stock purchase plans or director compensation plans described in the Registration Statement (or any transaction pursuant to which the Company hedges its obligations under any such employee compensation or stock purchase plans or director compensation plans) or any issuance or offer of securities (or options or warrants to purchase any securities) as consideration in connection with an acquisition (whether by merger or otherwise) by the Company, provided that the recipients of those securities, in connection with the acquisition, agree to be locked-up on similar terms for the remainder of such 90-day period.

     7. Warranties of and Indemnity by the Company:

     (a)  The Company warrants and represents to the Underwriter that:

          (i) The Company has filed with the Commission the Registration Statement and the Registration Statement has been declared effective under the Act.

          (ii) (A) The Registration Statement, at its effective date, conformed with, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act,
               (B) each document incorporated by reference into the Prospectus, at the time originally filed with the Commission pursuant to the Exchange Act, conformed with, and will conform, in all material respects to the requirements of the Exchange Act, and (C) the Registration Statement, at its effective date, did not, and the Prospectus and any amendment or supplement thereto, as of any applicable filing date as to the Prospectus and any amendment or supplement thereto, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to statements in the Prospectus or the Prospectus as amended or supplemented, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

          (iii)The Company is a corporation duly organized and validly existing under the laws of Delaware and has all requisite corporate power and authority to execute, deliver and perform its material obligations under this Agreement.

          (iv) The Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable; and the issuance of such Shares is not and will not be subject to preemptive or other similar rights under (i) the statutes, judicial and administrative decisions, and the rules and regulations of the governmental agencies of the State of Delaware, (ii) the Company's Certificate of Incorporation or

               By-laws, or (iii) any instrument, document, contract or other agreement filed as an exhibit to the Registration Statement or filed as an exhibit to any documents incorporated by reference therein.

          (v) This Agreement has been duly authorized, executed and delivered by the Company;

          (vi) Other than as set forth in the Prospectus, no litigation, arbitration or administrative proceeding is currently pending or, to the knowledge of the Company, threatened against it, which would reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Company.

          (vii)The Company is not in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound that would have a material adverse effect on the business, financial condition, results of operations of the Company and its subsidiaries, taken as a whole.

     (b) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with investigating or defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus as amended or supplemented, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to statements in the Prospectus or the Prospectus as amended or supplemented, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission which was made in such Registration Statement or Prospectus, as amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter for use therein and except that this indemnity with respect to the Prospectus if the Company shall have furnished any amendment or supplement thereto, shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of Shares to any person if a copy of the Prospectus, as the same may then be amended or supplemented, after having been supplied in the quantities requested by the Representatives from the Company and with sufficient time to effect a recirculation, shall not have been sent or given by or on behalf of such Underwriter to such person with or prior to the written confirmation of the sale involved and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim or damage.

     The Company's indemnity agreement contained in this Section 7(b), and its covenants, warranties and representations contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or controlling person, and shall survive the delivery of and payment for the Shares hereunder.

     8. Indemnity by Underwriter: The Underwriter agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 7(b) hereof, but only with respect to untrue statements or omissions or alleged untrue statements or omissions in the Prospectus or the Prospectus as amended or supplemented, made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter for use therein.

     The indemnity  agreement on the part of each Underwriter  contained in this
Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other Underwriter or controlling person, and shall survive the delivery of and payment for the Shares hereunder.

     9. Procedures Relating to Indemnification: Promptly after receipt by a party indemnified under Section 7 or 8 above of written notice of any loss, claim, damage or liability in respect of which indemnity may be sought by it hereunder, such indemnified party will, if a claim is to be made against an indemnifying party, notify the indemnifying party thereof in writing, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability (otherwise than under Section 7 or 8 hereof, as the case may be) which it may have to the indemnified party. Thereafter, the indemnified party and the indemnifying party shall consult, to the extent appropriate, with a view to minimizing the cost to the indemnifying party of its obligations hereunder. In case any indemnified party receives written notice of any loss, claim, damage or liability in respect of which indemnity may be sought by it hereunder and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that if the parties against which any loss, claim, damage or liability arises include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that the defenses available to it create a conflict of interest for the counsel selected by the indemnifying party under the code of professional responsibility applicable to such counsel, the indemnified party shall have the right to select one separate counsel to assume such legal defenses and otherwise to participate in the defenses of such loss, claim, damage or liability on behalf of the indemnified party. Upon receipt by the indemnified party of notice from the indemnifying party of its election so to assume the defense of such loss, claim, damage or liability and approval by the indemnified party of counsel, the indemnifying party shall not be liable to the indemnified party under Section 7 or 8 hereof, as the case may be, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed and continued to employ counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses which are available to it which are different from and conflict with those available to the indemnifying party, or (iv) the indemnifying party shall have authorized in writing the employment of separate counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which the indemnified party is or is entitled or subject to be a party and the indemnified party is entitled to indemnity hereunder unless such settlement (i) includes an unconditional release of the indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not require any admission or acknowledgement of culpability or wrongdoing on behalf of an indemnified party. No indemnifying party shall be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any loss, claim, damage or liability effected without its written consent.

     If the indemnification provided for under Section 7 or 8 above is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) that would otherwise have been indemnified under the terms of such indemnity, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one had and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equity considerations. The relative benefits received by the Company on the one had and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation received by the Underwriter in respect of underwriting discounts and commissions as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agrees that it would not be just and equitable if contributions pursuant to this section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     10. Termination of Agreement: This Agreement may be terminated at any time prior to the Time of Delivery by the Underwriter, if, after this Agreement becomes effective, (i) trading in securities on the New York Stock Exchange shall have been generally suspended or materially limited; (ii) trading in the Company's securities on the New York Stock Exchange shall have been suspended;
(iii) a general banking moratorium shall have been declared by federal or New York State authorities; (iv) there shall have occurred and be continuing any substantial disruption of the settlements of securities or clearance services in the United States, (v) there shall have occurred any declaration of war by the United States Congress, an outbreak or substantial escalation of hostilities involving the United States or any other substantial national or international emergency affecting the United States; or (vi) the Company's long-term unsecured senior debt securities shall be rated Ba2 or below by Moody's Investor Services or BB or below by Standard and Poor's, Rating Agency, in any such case provided for in clauses (i) through (vi) with the result that, in the reasonable judgment of the Representatives, the marketability of the Shares shall have been materially impaired.

     If the  Underwriter  elects to terminate this Agreement as provided in this
Section 10, the Company shall be notified promptly by the Underwriter by telephone, confirmed in writing. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Shares to the Underwriter as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement (except that the Company shall remain liable to the extent provided in Section 6(f) and (g) hereof) and the Underwriter shall be under no liability to the Company nor be under any liability under this Agreement to one another.

     11. Notices: All notices hereunder shall, unless otherwise expressly permitted, be in writing and be delivered at or mailed to the following addresses:

         Mirant Corporation
         1155 Perimeter Center West
         Suite 100
         Atlanta, Georgia 30338
         Attention: Treasurer
         Tel:  (678) 579-5000
         Fax: (678) 579-____

         with copies to (such copy not to constitute notice to the Company):
         Gibson, Dunn & Crutcher LLP
         1050 Connecticut Avenue, NW
         Washington, D.C., 20036
         Attention: Brian J. Lane, Esq.
         Tel:  (202) 887-3646
         Fax: (202) 467-0539

         If to Underwriter at:

         Credit Suisse First Boston
         Eleven Madison Avenue
         New York NY  10010-3629
         Attention:  Jonathan Baliff
         Tel: (212) 325-2000
         Fax: (212) 325-3473

         with copies to (such copy not to constitute notice to the Underwriter):
         Shearman & Sterling
         599 Lexington Avenue
         New York, New York 10022
         Attention: Robert Evans III
         Tel:  (212) 848-7028
         Fax:  (212) 848-7179

     12. Parties in Interest: The agreement herein set forth has been and is made solely for the benefit of the Underwriter and the Company, its directors and officers, and the controlling persons, if any, referred to in Sections 7 and 8 hereof, and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under or by virtue of this agreement.

     13. Applicable Law, Jurisdiction: This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof.

     14. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

                                 Very truly yours,

                                 MIRANT CORPORATION


                                 By:
                                    --------------------------------------------
                                     Name:
                                     Title:



Confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON



By:
    -------------------------------------------------
Credit Suisse First Boston

                                                                      EXHIBIT 1
                                                                      ---------

                 Form of Opinion of Gibson, Dunn & Crutcher LLP

     On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under, and as contemplated under, the Underwriting Agreement.

     2. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

     3. The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus.

     4. To our knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement or the Prospectus and which is not so disclosed, and there is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

     5. The statements included in the Prospectus under the captions "Description of Capital Stock" to the extent that they purport to summarize provisions of the Shares and the Company's charter and by-laws or legal matters, fairly summarize, in all material respects, such provisions or matters.

     6. Each of the documents incorporated by reference in the Registration Statement or the Prospectus at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which no opinion need be expressed), complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable.

     7. To our knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been waived with respect to the offering of the Shares.

     8. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     9. The Shares have been authorized for issuance and sale to the Underwriter pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement, will be validly issued and fully paid and non-assessable.

     10. The issuance of the Shares is not subject to preemptive or other similar rights arising by law or otherwise.

     11. The Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements of the 1933 Act and 1933 Act Regulations.

     12. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

     13. The Stockholder Rights Plan has been duly authorized by the Company and constitutes a valid and binding agreement of the Company; the Shares will be entitled to the benefits of the Stockholder Rights Plan.

     Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                      EXHIBIT 2
                                                                      ---------

                     Form of Opinion of Shearman & Sterling

     On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

     (i) the Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own or lease its properties and conduct its business as described in the Prospectus;

     (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

     (iii)the Shares have been authorized for issuance and sale to the Underwriter pursuant to the Underwriting Agreement, and when issued and delivered by the Company pursuant to the Underwriting Agreement, will be validly issued and fully paid and non-assessable; and the Shares conform to the description thereof contained in the Prospectus;

     (iv) the statements included in the Prospectus under the captions "Description of Capital Stock" and _______to the extent that they purport to summarize provisions of the Shares and the Company's charter and by-laws or legal matters, fairly summarize, in all material respects, such provisions or matters.

     Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                      ANNEX A


                               Mirant Corporation

                                Lock-Up Agreement


                                December __, 2001


Credit Suisse First Boston
Eleven Madison Avenue
85 Broad Street
New York, NY  10010-3629

         Re:  Mirant Corporation - Lock-Up Agreement
              --------------------------------------

Ladies and Gentlemen:

         The undersigned understands that you (the "Underwriter"), propose to enter into an Underwriting Agreement with Mirant Corporation, a Delaware corporation (the "Company"), providing for a public offering of Shares of Common Stock, $.01 per value per share (the "Common Stock") of the Company (the "Shares") pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "SEC").

         In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the Prospectus covering the public offering of the Shares and continuing to and including the date 90 days after the date of such Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares, purchase contract or any shares of Common Stock of the Company, or any options or warrants to purchase any Shares, purchase contract or any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive any Shares, purchase contract or any shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

         The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

         Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                            Very truly yours,

                            ----------------------------------------
                            Exact Name of Shareholder

                            ----------------------------------------
                            Authorized Signature

                            ----------------------------------------
                            Title